EXHIBIT 23(ii)

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the use in this Registration Statement on Form SB-2/A of our report dated April 1, 2004, relating to the financial statements of Star Energy Corporation, and to the reference to our Firm under the caption "Experts".

JONES SIMKINS, P.C.
Logan, Utah
January 31, 2005